UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2012

BLUEFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of November 28, 2012, Bluefly, Inc. (the “Company”) entered into an employment agreement with James Gallagher (the “Employment Agreement”), pursuant to which Mr. Gallagher was appointed as the Company’s Chief Financial Officer, effective as of November 28, 2012.  Mr. Gallagher replaces Kara Jenny, who (as previously disclosed) entered into a Separation Agreement with the Company as of November 20, 2012 (the “Separation Agreement”), but has continued to serve as the Company’s Chief Financial Officer until Mr. Gallagher’s appointment pursuant to the terms thereof. A copy of the Separation Agreement was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Pursuant to the terms of the Employment Agreement, the Company has retained the services of Mr. Gallagher as the Chief Financial Officer of the Company for a term continuing through December 31, 2015 and has agreed to pay him a base salary of $275,000 per year (subject to discretionary annual increases).  For each fiscal year during the term of the Employment Agreement, Mr. Gallagher will be eligible to earn the following bonuses:  (i) a performance bonus targeted at up to thirty percent (30%) of his then-current base salary, based upon the achievement of one or more targets to be set for each fiscal year by the Compensation Committee in its sole discretion, and subject to a pro rata adjustment for underachievement or overachievement of the targets within limits determined by the Compensation Committee in its sole discretion; and (ii) such additional performance bonus for each fiscal year as may be determined by the Compensation Committee in its sole discretion.

Pursuant to the terms of the Employment Agreement, as of November 30, 2012, Mr. Gallagher will be issued options to purchase 400,000 shares of the Company’s Common Stock (the “Options”) under the Company’s 2005 Stock Incentive Plan.  The Options vest with respect to 50,000 shares on the six-month anniversary of the date of grant, and vest with respect to the remainder of the shares in 42 equal monthly installments, with the first such installment vesting on the seven month anniversary of the date of grant.  Notwithstanding the foregoing, in the event a Change of Control (as defined in the Employment Agreement) occurs during the term of Mr. Gallagher’s employment, one half of any unvested stock options  that have not vested as of the date of such Change of Control shall be deemed fully vested as of such date, and the remaining unvested stock options shall vest on the earlier of (a) the scheduled vesting date or (b) 12 months from the date of such Change of Control, subject, in each case, to Mr. Gallagher’s continued employment with the Company as of such date. In addition, in the event that a Change of Control occurs during the last six months of the term of the Employment Agreement, the term will automatically be extended to the six month anniversary of such Change of Control, subject to either party’s ability to terminate the Employment Agreement during such extension pursuant to the terms thereof.

The Employment Agreement provides that, if Mr. Gallagher is terminated during the term of the Employment Agreement without cause or constructively terminated, he shall be entitled to severance payments equal to his then-current base salary for a period of four months.

The foregoing description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated November 28, 2012 by and between Bluefly, Inc. and James Gallagher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC.
(Registrant)

Date: November 29, 2012	By:	/s/ Joseph C. Park
	Name:	Joseph C. Park
	Title:	Chief Executive Officer